DATED                                                                      2000
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CONFIDENTIAL TREATMENT REQUESTED                                  EXHIBIT 10.74


CONFIDENTIAL TREATMENT REQUESTED: PAGES WHERE CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED "CONFIDENTIAL TREATMENT REQUESTED" AND APPROPRIATE SECTIONS, WHERE TEXT HAS BEEN OMITTED, ARE NOTED WITH "[CONFIDENTIAL TREATMENT REQUESTED]." AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                            (1) EVOTEC BIOSYSTEMS AG

                                     - AND -

                       (2) TREGA BIOSCIENCES, INCORPORATED



              ----------------------------------------------------
                  AGREEMENT FOR THE JOINT DEVELOPMENT OF ASSAYS
                AND THE CROSS LICENSING OF AFFILIATED TECHNOLOGY
              ----------------------------------------------------

CONFIDENTIAL TREATMENT REQUESTED

THIS AGREEMENT IS MADE THE _____ DAY OF JANUARY 2000

BETWEEN:

(1) EVOTEC BIOSYSTEMS AG, a German corporation having a place of business at Schnackenburgallee 114, 22525 Hamburg Germany ("Evotec"); and

(2) TREGA BIOSCIENCES, INCORPORATED, a Delaware corporation, having a place of business at 9880 Campus Point Drive, San Diego, California 92121 ("Trega").

BACKGROUND:

(A) Evotec and Trega have independently developed expertise in the field of ADME. Evotec has expertise in ADME related hardware and assay detection technology. Trega has expertise in ADME testing, choice and generation of cell lines, data interpretation and simulations.

(B) Evotec and Trega wish to combine their expertise and resources to create new assays, which will be exploited by both parties, either jointly or independently, in accordance with this Agreement.

(C) Evotec shall commercially exploit the jointly developed new assays in combination with Evotec's own technology and pay Trega royalties in respect of such commercial exploitation.

(D) Trega shall use the Assays to expand the predictive capabilities of Trega's IDEA-TM- simulation software and shall grant Evotec a time-limited world-wide, fully paid-up, royalty free, non-exclusive, non-transferable license of such software for the purposes of internal drug development only.

THE PARTIES AGREE AS FOLLOWS:

1.   DEFINITIONS

In this Agreement the following words shall have the following meanings:-

1.1      ADME                           absorption, distribution, metabolism,
                                        excretion;

1.2      ADME Hardware                  Evotec's ADME hardware known as
                                        "[CONFIDENTIAL TREATMENT REQUESTED]"
                                        further described in Schedule 1;

1.3      Appointee                      shall be a person appointed by either
                                        party to the Joint Steering Committee
                                        pursuant to Clause 2.3;

1.4      Assay                          an assay which falls within the
                                        definition of Jointly Developed
                                        Technology at Clause 3.4 or an assay
                                        created, invented or discovered
                                        by Trega using the ADME Hardware or
                                        [CONFIDENTIAL TREATMENT REQUESTED]
                                        Technology, as referred to at
                                        Clause 4.2.2;

1.5      Assay Screening                the screening by Evotec of any compound
                                        using an Assay;

1.6      Affiliate                      an Affiliate of a company shall be any
                                        legal entity which:

                                        (a)  is directly or indirectly owned
                                             and/or controlled by that company;

                                        (b)  directly or indirectly owns and/or
                                             controls 50% or more of that
                                             company; or

                                        (c)  is directly or indirectly owned or
                                             controlled by the legal entity
                                             referred to in (b) above.

                                        In the case of legal entities
                                        having stocks and/or shares,
                                        ownership or control shall exist
                                        through the direct or indirect
                                        ownership and/or control of more
                                        than fifty percent of the voting
                                        shares. In the case of any other
                                        legal entity, ownership and/or
                                        control shall exist through the
                                        ability to directly or indirectly
                                        control the management and/or business
                                        of the legal entity;

1.7      Business Day                   all days other than Saturdays, Sundays
                                        and public holidays in either the United
                                        States or Germany;

1.8      Client                         any third party other than an Internal
                                        Drug Development Partner;

1.9      Commencement Date              the date of signature of this Agreement;

1.10     Commercialisation              in respect of any Assay the earlier of
                                        the date on which Evotec first uses it
                                        in Assay Screening for any Client,
                                        licenses it to any Client or sells it to any Client;

1.11     Confidential Information       shall have the meaning given to it in
                                        Clause 12;

1.12     Evotec Background Technology   all technology covered by Patents or
                                        Patent Applications or comprising
                                        Know-how and in each case owned by
                                        Evotec;

1.13     First Commercialisation Date   the date of Commercialisation of first
                                        Assay to be Commercialised;

1.14     IDEA Software                  the software, including improvements and
                                        updates thereto, owned by Trega known as IDEA-TM- a description of which is set out in Schedule 2;

1.15     Intellectual Property          Patents, Know-how, copyrights, design
                                        rights, semi-conductor topography
                                        rights, moral rights, database rights,
                                        trade marks, service marks, applications for any of the foregoing, the right to apply for any of the foregoing, rights in trade names, business names, brand names, get-up, logos and all other forms of intellectual property right having equivalent or similar effect to any of the foregoing which may exist anywhere in the world;

1.16     Internal Drug                  in respect of either party, drug
                                        development carried out solely by that
                                        party or carried out by that


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CONFIDENTIAL TREATMENT REQUESTED

         Development                    party in conjunction with an Internal
                                        Drug Development Partner;

1.17     Internal Drug                  in respect of either party, a third
         Development Partner            party with whom that party has agreed
                                        to work exclusively in conducting
                                        research in a particular field;

1.18     Joint Steering Committee       the joint steering committee to be
                                        constituted by the parties pursuant to
                                        Clause 2;

1.19     Jointly Developed Technology   shall have the meaning given to it in
                                        Clause 3.4;

1.20     Know-how                       know-how, show-how, trade secrets,
                                        confidential information and data
                                        exclusivity rights, in each case insofar as the same is documented;

1.21     Library Sales Agreement        the organic chemical compound library
                                        sales agreement entered into by the
                                        parties on December 8, 1999;

1.22     Patents                        patents, any extensions of the
                                        exclusivity granted in connection with
                                        patents (including extensions granted
                                        under the US Drug Price Competition and
                                        Patent Term Restoration Act 1984 and the
                                        EC Supplementary Protection Certificate
                                        Regulation), petty patents, utility
                                        models, registered designs, applications for any of the foregoing and the right to apply for any of the foregoing;

1.23     Project                        a project for the joint development of
                                        Assays agreed upon by the Joint Steering
                                        Committee pursuant to Clause 2;

1.24     Quarter                        the quarterly periods ending 31st March,
                                        30th June, 30th September and
                                        31st December;

1.25     [CONFIDENTIAL                  Evotec's [CONFIDENTIAL TREATMENT
         TREATMENT                      REQUESTED] technology known as
         REQUESTED] Technology          "[CONFIDENTIAL TREATMENT REQUESTED]"
                                        further described in Schedule 1;

1.26     Solely Developed Technology    shall have the meaning given to it in
                                        Clause 3.3;

1.27     Trega Material                 a subset library compound purchased by
                                        Evotec from Trega pursuant to the
                                        Library Sales Agreement;

1.28     Trega Background Technology    all technology covered by Patents or
         owned by Trega;                comprising Know-how in each case and

1.29     Trega Competitor               such entities as can be reasonably
                                        considered to compete with Trega in
                                        the combinatorial chemistry library
                                        business. Trega's Competitors at the
                                        Commencement Date include, but are not
                                        limited to, those listed in Schedule 4.


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CONFIDENTIAL TREATMENT REQUESTED

2.      DEVELOPMENT PROJECTS AND JOINT STEERING COMMITTEE

2.1 The parties shall form a Joint Steering Committee which shall have responsibility for developing and approving Projects for the joint development of Assays and authority to determine all matters in connection therewith. The area of the Joint Steering Committee's responsibility and authority shall include, in respect of each Project:

        2.1.1   scientific objectives;

        2.1.2 the respective obligations of the parties including the resources and the Background Technology to be made available by each party and the costs to be borne by each party; and

        2.1.3 any milestones to be achieved on which the payment of sums or performance of other obligations is dependent;

        but in the event of any conflict between the plan for any Project and the terms of this Agreement, this Agreement shall prevail unless the parties expressly agree in writing that an amendment of this Agreement is intended.

        2.2 Each party shall use its reasonable endeavours to ensure that, within [CONFIDENTIAL TREATMENT REQUESTED] of the Commencement Date, its Appointees to the Joint Steering Committee agree on at least one Project with the other party's Appointees.

        2.3 At any time each party shall be entitled to appoint up to three Appointees to the Joint Steering Committee. Each party's Appointees at the Commencement Date are set out in Schedule 3. Either party may change its Appointee or appoint further Appointees (up to the maximum of 3) by notice to the other party, such notice to be given not less than 10 Business Days prior to any meeting of the Joint Steering Committee. Unless otherwise agreed, a party's Appointees must be employees of that party. Evotec and Trega shall each have the right, but not the obligation, to appoint the chairman of the Joint Steering Committee from their Appointees for alternate years, with Evotec having the right to appoint the chairman for the year commencing on the Commencement Date.

        2.4 Each party shall procure that its Appointees attend a meeting of the Joint Steering Committee within 60 days of the Commencement Date and thereafter attend such meetings at intervals agreed by the parties but in any case no less frequently than every Quarter, unless otherwise agreed.

        2.5 The location for meetings of the Joint Steering Committee shall alternate between the offices of the two parties, unless otherwise agreed. Each party shall bear its own costs of attendance at the meetings.

        2.6 All the Appointees of each party shall share one vote and the parties shall abide by and shall carry out all unanimous decisions of the Joint Steering Committee in accordance with and subject to the terms of this Agreement. For the avoidance of doubt the chairman of the Joint Steering Committee shall not have a deciding vote.

        2.7 If in respect of any matter the Appointees of the two parties cannot reach agreement either party shall, at the request of the other party, procure that its chief executive officer meets with the chief


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CONFIDENTIAL TREATMENT REQUESTED

                executive officer of the other party to discuss the matter within 60 days of such request. Unless agreement is reached on the disputed matter within 10 days of such meeting either party may terminate this Agreement, subject to surviving obligations under Section 16 of this Agreement, by notice to the other having immediate effect.

        2.8 Each party shall, at meetings of the Joint Steering Committee and otherwise from time to time as may be appropriate, keep the other informed of any on-going technology development by that party which could apply to ADME. Technology which could apply to ADME shall include [CONFIDENTIAL TREATMENT REQUESTED] technology and software prediction models.

        2.9 The obligation at Clause 2.8 shall apply whether the relevant technology is being developed by a party either solely in-house or in collaboration with any third party always provided that neither party shall be obliged to make any disclosure which would be a breach of confidentiality obligations owed to a third party.

        2.10 The obligations of the parties and the Joint Steering Committee under this Clause 2 to agree on Projects shall commence on the Commencement Date and, subject to earlier termination of this Agreement and unless the parties agree to extend the same, shall terminate [CONFIDENTIAL TREATMENT REQUESTED].

        3. OWNERSHIP AND LICENSING OF INTELLECTUAL PROPERTY RIGHTS USED IN AND ARISING FROM PROJECTS

                BACKGROUND TECHNOLOGY

        3.1 Each party and/or its licensors shall retain ownership of all Intellectual Property Rights in that party's Background Technology. Each party hereby grants the other a non-exclusive, non-transferrable, royalty-free, fully paid-up licence to use its Background Technology solely for the purpose of carrying out its obligations pursuant to any Project.

                SOLELY DEVELOPED TECHNOLOGY

        3.2 Each party shall own all Intellectual Property Rights in any technology which is created, invented or discovered in the course of carrying out any Project solely by that party without use of the other party's Background Technology or other party's Solely Developed Technology ("Solely Developed Technology").

        3.3 Neither party shall be subject to any restriction in its use of its own Solely Developed Technology. Each party shall grant the other a non-exclusive, non-transferrable, royalty-free, fully paid-up licence to use its Solely Developed Technology for the purpose of carrying out its obligations pursuant to any Project.

                JOINTLY DEVELOPED TECHNOLOGY

        3.4 In respect of technology which is created, invented or discovered in the course of carrying out any Project and to which Clause 3.3 does not apply ("Jointly Developed Technology"):

                3.4.1 Evotec shall own all Intellectual Property Rights in all Jointly Developed Technology which relates principally to Evotec's Background Technology;


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CONFIDENTIAL TREATMENT REQUESTED

                3.4.2 Trega shall own all Intellectual Property Rights in all Jointly Developed Technology which relates principally to Trega's Background Technology.

        3.5 Each party agrees to make all such assignments of its rights, title and interest in and to the Intellectual Property Rights in Jointly Developed Technology as may be necessary to effect the allocation of ownership referred to in Clause 3.4.

        3.6 If either party disputes the other party's claim to ownership of any Jointly Developed Technology it shall notify the other party and the parties shall each appoint a patent attorney to negotiate the dispute on their behalf. If the parties' respective patent attorneys do not resolve the dispute within 30 days then the two patent attorneys shall agree on the appointment of a third, independent patent attorney and the majority decision of the three patent attorneys shall be binding on the parties. Each party shall bear the costs of appointment of its own patent attorney and the costs of the third patent attorney shall be split equally between the parties unless the third patent attorney determines otherwise.

        3.7 Each party hereby grants the other a world-wide, non-exclusive, non-transferrable license to Jointly Developed Technology comprising Assays owned by that party on terms permitting the use of the same as set out below:

                3.7.1 Trega may use the Assays only in [CONFIDENTIAL TREATMENT REQUESTED] and only for any one or all of the following:
                        [CONFIDENTIAL TREATMENT REQUESTED]. For the purposes of this Clause 3.7.1 [CONFIDENTIAL TREATMENT REQUESTED] means [CONFIDENTIAL TREATMENT REQUESTED]. No royalties or fees shall be payable by Trega to Evotec in respect of the exercise of the rights so licensed;

                3.7.2 Evotec may use the Assays in any form for Internal Drug Development. No royalties or fees shall be payable by Evotec to Trega in respect of the exercise of the rights so licensed;

                3.7.3 subject to payment of any applicable royalties in accordance with Clause 6 and to Clause 7.1, Evotec may commercially exploit the Assays in any form without restriction, including:

                        3.7.3.1 by the utilisation of the Assays, in combination
                                with screening and/or other technology owned by or licensed to Evotec, for the provision of services to Clients;

                        3.7.3.2 by way of licence of the Assays; and

                        3.7.3.3 by way of sale of the Assays.

                DATA PRODUCED IN THE COURSE OF ASSAY SCREENINGS

        3.8 All data produced in the course of the Assay Screening to be carried out pursuant to Clauses 6.2 and 6.3 shall be owned by Trega.


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CONFIDENTIAL TREATMENT REQUESTED

        3.9 Trega hereby grants to Evotec in respect of data produced from the Assay Screening of Trega Materials pursuant to Clause 6.2 a world-wide, non-exclusive, non-transferable, royalty free, fully paid-up license to:

                3.9.1   use the same for Internal Drug Development;

                3.9.2 use the same as a marketing tool for the purposes of promoting Trega Materials to Evotec's clients, the form of such promotion to be approved by Trega in advance.

        4. EVOTEC'S [CONFIDENTIAL TREATMENT REQUESTED] TECHNOLOGY AND ADME HARDWARE

        4.1 Evotec shall, at the time of providing any [CONFIDENTIAL TREATMENT REQUESTED] Technology or ADME Hardware to a third party on commercial terms and subject to any contractual restrictions imposed on Evotec by such third party, [CONFIDENTIAL TREATMENT REQUESTED]. Trega shall notify Evotec of its acceptance or rejection of such offer within 30 days of receiving the same.

        4.2 If Trega accepts the offer made to it by Evotec pursuant to Clause 4.1 Trega shall, for the duration of any license and lease agreement, promptly notify Evotec of:

                4.2.1 any improvements to [CONFIDENTIAL TREATMENT REQUESTED] Technology or ADME Hardware developed by Trega; and

                4.2.2 any Assays developed by Trega using the [CONFIDENTIAL TREATMENT REQUESTED] Technology or ADME Hardware.

        4.3 Trega hereby grants Evotec a world-wide, non-exclusive, royalty-free, fully paid-up licence (with the right to sub-license) in respect of improvements notifiable to Evotec pursuant to Clause 4.2.1.

        4.4 Trega hereby grants to Evotec a world-wide, non-exclusive, non-transferrable license of Assays notifiable to Evotec pursuant to Clause 4.2.2 to:

                4.4.1 use the Assays in any form for Internal Drug Development. No royalties or fees shall be payable by Evotec to Trega in respect of this exercise of the rights so licensed;

                4.4.2 (subject to payment of any applicable royalties in accordance with Clause 6 and to Clause 7.1) commercially exploit the Assays in any form without restriction, including:

                        4.4.2.1 by the utilisation of the Assays, in combination
                                with screening and/or other technology owned by or licensed to Evotec, for the provision of services to Clients;

                        4.4.2.2 by way of licence of the Assays; and

                        4.4.2.3 by way of sale of the Assays.


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CONFIDENTIAL TREATMENT REQUESTED

        5.      LICENSE OF IDEA SOFTWARE


        5.1 Trega shall retain ownership of the IDEA Software and all improvements or enhancements thereto made by Trega.


        5.2     [CONFIDENTIAL TREATMENT REQUESTED].


        5.3 Evotec may sub-license the rights granted to it under Clause 5.2 to its Affiliates but not otherwise.


        5.4 For the avoidance of doubt neither Evotec nor any of its Affiliate sub-licensees shall have any right to use the [CONFIDENTIAL TREATMENT REQUESTED].


        5.5 Trega shall provide to Evotec and Evotec's Affiliate sub-licensees free of charge the standard level of support services offered to any third party from time to time in respect of the IDEA Software .


        5.6 If so agreed by the parties, Trega shall [CONFIDENTIAL TREATMENT REQUESTED].


        5.7 Evotec may at any time [CONFIDENTIAL TREATMENT REQUESTED] to Evotec under Clause 5.2 by [CONFIDENTIAL TREATMENT REQUESTED] written notice to Trega. With [CONFIDENTIAL TREATMENT REQUESTED] but, for the avoidance of doubt, [CONFIDENTIAL TREATMENT REQUESTED] until completed or terminated in accordance with this Agreement.


        6.      ROYALTIES


                NO ROYALTIES ON USE OF JOINTLY DEVELOPED TECHNOLOGY FOR INTERNAL DRUG DEVELOPMENT


        6.1 Neither party shall pay the other any royalties in respect of the use, including by means of screening, of the Jointly Developed Technology for Internal Drug Development or in respect of the sale or license of any technology arising from any such Internal Drug Development.


                SCREENING OBLIGATION


        6.2     [CONFIDENTIAL TREATMENT REQUESTED].


        6.3     [CONFIDENTIAL TREATMENT REQUESTED].


                REVENUE FROM ASSAY SCREENING FOR CLIENTS


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CONFIDENTIAL TREATMENT REQUESTED

        6.4 Evotec shall pay Trega a royalty in respect of Assay Screening for any Client. Such royalty shall be calculated as follows:

                TOTAL RELEVANT SCREENING FEES IN ANY COMMERCIALIZATION YEAR       ROYALTY RATE

                up to [CONFIDENTIAL TREATMENT REQUESTED]                          [CONFIDENTIAL TREATMENT REQUESTED]

                between [CONFIDENTIAL TREATMENT REQUESTED]                        [CONFIDENTIAL TREATMENT REQUESTED]

                above [CONFIDENTIAL TREATMENT REQUESTED]                          [CONFIDENTIAL TREATMENT REQUESTED]

                where:


                "Relevant Screening Fees"   is the proportion of the net fees received by Evotec from the Client in respect of screening services which is attributable to the use of the Assay. Net fees shall be the total fees received in respect of screening services less sales taxes, customary trade discounts, costs of delivery and amounts repaid or credited for defective Assay
                                            Screening. Marketing costs described in Clause 8.2 shall not be considered in any calculation of Relevant Screening Fees;

                "Commercialisation Year"    is a calendar year commencing on the First Commercialisation Date or any anniversary thereof.

        6.5 All obligations of Evotec to pay royalties under Clause 6.4 shall expire, in respect of each Assay, [CONFIDENTIAL TREATMENT REQUESTED] from the date of Commercialisation of that Assay.

                REVENUE FROM THE LICENSE OR SALE OF ASSAYS

        6.6     Evotec shall pay Trega [CONFIDENTIAL TREATMENT REQUESTED] of:

                6.6.1 all up-front lump sum license fees and royalties received by Evotec from any third party in respect of such third party's exploitation of the Assays;

                6.6.2 the net sales price received by Evotec in respect of the sale of any Assay. The net sale price for the purposes of this Clause 6.6.2 shall be calculated after the deduction of sales taxes, customary trade discounts, costs of delivery, amounts repaid or credited for defective or returned Assays and government rebates charged on the purchase price.

                6.6.3 the net sales price received by Evotec, less costs of production, in respect of the sale of any reagent relating to an Assay.

        6.7 Where an Assay is licensed or sold in combination with other technology or when any aspect of an Assay is sold in conjunction with a reagent under Clause 6.6.3 Evotec shall present the Joint Steering Committee with a calculation of the up-front lump sum licence fees and royalties or sales


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CONFIDENTIAL TREATMENT REQUESTED

                price, as applicable, attributed to the Assay or reagent, as the case may be. If the parties are unable to agree the attribution the matter shall be referred to an expert for determination in accordance with Clauses 17.18 to 17.21.

        6.8 All obligations of Evotec to make payments under Clause 6.6 shall expire, in respect of each Assay, [CONFIDENTIAL TREATMENT REQUESTED] from the date of Commercialisation of that Assay.

                NO DOUBLE ROYALTY

        6.9 For the avoidance of doubt, in no circumstances shall Trega be entitled to a share of any sum received from a Client under more than one of Clauses 6.4 or 6.6.1 or 6.6.2.

                DEDUCTION OF COSTS OF PROCURING PAYMENT

        6.10 Before calculating any sums due pursuant to Clauses 6.4 or 6.6 Evotec may deduct from the relevant sums received from Clients any direct and/or third party costs and/or expenses incurred by Evotec in procuring payment of such royalties and/or licence fees.

                DUE DATES FOR PAYMENT

        6.11 All sums due to Trega from Evotec pursuant to Clauses 6.4 or 6.6 shall be payable by Evotec within 60 days of the end of the Quarter in which they are received by Evotec. For the purposes of calculating the royalty rate applicable under Clause 6.4 Evotec shall take into account all Relevant Screening Fees received to the date of payment in the relevant Commercialisation Year.

        6.12 Evotec shall notify Trega within 60 days of the end of each Quarter with a financial statement for that Quarter setting out:-

                6.12.1 the payments due to Trega pursuant to Clauses 6.4 and 6.6; and

                6.12.2 the amount of any withholding tax deducted pursuant to Clause 10.1.3.

                RECONCILIATION OF SCREENING ROYALTIES

        6.13 In the final statement to be provided by Evotec to Trega pursuant to Clause 6.12 in respect of any Commercialisation Year Evotec shall present Trega with a calculation setting out royalties paid under Clause 6.4 and royalties actually due taking into account royalty rates applicable in respect of all Relevant Screening Fees received during the Commercialisation Year. Where there is an overpayment of royalties due under Clauses 6.4 Trega shall refund such overpayment within 30 days of receipt of the statement. Where there is an underpayment of royalties due under Clause 6.4 Evotec shall pay the balance due on presentation of the statement to Evotec.

                PAYMENTS DUE FROM TREGA TO EVOTEC IN RESPECT OF SCREENING
                SERVICES

        6.14 In respect of any Assay Screening to be carried out by Evotec pursuant to Clauses 6.2 and 6.3 no fees shall be payable by Trega to Evotec and no royalties shall be payable by Evotec to Trega pursuant to Clause 6.4.


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CONFIDENTIAL TREATMENT REQUESTED

        6.15 Subject to Clause 6.14, all screening services performed by Evotec for Trega at Trega's request from time to time shall be charged by Evotec to Trega on terms equivalent to the most favourable terms (number of compounds, type and number of assays) on which Evotec provides screening services to Clients.

        6.16    Evotec shall credit any sums accrued due under Clauses 6.4 or
                6.6 against any sums due from Trega to Evotec in respect of screening services provided by Evotec.

        7.      RESTRICTIONS ON THE PARTIES

        7.1     [CONFIDENTIAL TREATMENT REQUESTED].

        7.2     [CONFIDENTIAL TREATMENT REQUESTED].

        7.3 Except as provided in Clause 3.7.1, Trega shall not at any time [CONFIDENTIAL TREATMENT REQUESTED].


        8.      MARKETING


        8.1 The parties shall develop a joint marketing programme to maximise the value of the Assays and the parties' respective technologies applicable to such Assays and such activities shall include:


                8.1.1 developing marketing materials highlighting the partnership between the parties. Each party shall ensure that such marketing materials are used whenever the Assays and applicable technologies are presented to third parties;


                8.1.2 presenting the story of the parties' technical partnership at meetings and conferences world-wide.


        8.2 Unless otherwise agreed, the parties shall split the costs of marketing activities equally between them, always provided that neither party shall be obliged to reimburse the other for any marketing activity unless it has approved the activity and the Affiliated cost in advance.


        9.      PARTY [CONFIDENTIAL TREATMENT REQUESTED]

        9.1     The parties shall [CONFIDENTIAL TREATMENT REQUESTED].

        9.2 The conditions attached to any [CONFIDENTIAL TREATMENT REQUESTED] shall be subject to the agreement of both parties. The parties shall act reasonably in considering any [CONFIDENTIAL TREATMENT REQUESTED] and the conditions attached, always provided that neither party shall be obliged to agree any terms which would reduce the anticipated benefits of this Agreement to that party or which would allow the other party a disproportionate share of such benefits.

CONFIDENTIAL TREATMENT REQUESTED

        9.3 Unless otherwise agreed, [CONFIDENTIAL TREATMENT REQUESTED] shall be split between the parties in proportion to the parties' respective contributions, whether financial or in the form of resources, other than resources comprising Background Technology, Solely Developed Technology, the IDEA Software , the ADME Hardware or the [CONFIDENTIAL TREATMENT REQUESTED] Technology.

        9.4 Any balance of [CONFIDENTIAL TREATMENT REQUESTED] remaining after completion of any Project for which the [CONFIDENTIAL TREATMENT REQUESTED] was provided shall be [CONFIDENTIAL TREATMENT REQUESTED] the parties, always provided that:

                9.4.1 nothing in this Clause shall affect the application of Clauses 6.4 and 6.6 to any fees received by Evotec from the third party funder in respect of the exploitation of Assays resulting from such Project; and

                9.4.2   [CONFIDENTIAL TREATMENT REQUESTED].

        10.     PAYMENTS

        10.1    All sums payable under this Agreement:-

                10.1.1 are exclusive of any sales taxes which, where applicable, shall be payable by the payer in addition, provided that the payee provides the payer with an invoice suitable for sales tax purposes;

                10.1.2 shall be paid in United States dollars to the credit of a bank account nominated by the payee, details of which shall be notified to the payer as and when necessary;

                10.1.3 shall be subject to any deductions that the payer is required by law to deduct. If the payer is required by law to deduct withholding tax then the payer shall co-operate with the payee to assist the payee to obtain a tax credit in respect of the amount withheld.

        10.2 If sums in respect of which Trega is entitled to royalties or a revenue share pursuant to Clause 6.4 or 6.6 are received by Evotec from third parties in a currency other than United States dollars, the royalties payable in respect of such sales under this Agreement shall be first determined in the currency of the country in which such sales took place and then converted into United States dollars at the exchange rate prevailing at the end of the Quarter in which the sales took place as stated in the London Financial Times.

        11.     RECORDS, INSPECTIONS AND STATEMENTS

                MAINTENANCE OF RECORDS

        11.1 Evotec shall keep at its normal place of business records and books of account sufficient to calculate any sums due to Trega under Clauses 6.4 or 6.6 in each case during the previous two years.

CONFIDENTIAL TREATMENT REQUESTED

                INSPECTIONS

        11.2 Evotec shall make its records and books available for inspection during normal business hours by an independent professional accountant appointed by Trega and reasonably acceptable to Evotec for the sole purpose of verifying the accuracy of any statement provided by Evotec to Trega pursuant to Clause 6.12 provided that such accountant executes Evotec's non-disclosure agreement.

        11.3 Trega shall be entitled to have inspections carried out pursuant to Clause 11.2 not more than once in any period [CONFIDENTIAL TREATMENT REQUESTED] on giving Evotec [CONFIDENTIAL TREATMENT REQUESTED] written notice prior to each inspection.

        11.4 Trega shall bear the costs of carrying out the inspections referred to in Clause 11.2 unless an inspection reveals a deficit of more than [CONFIDENTIAL TREATMENT REQUESTED] in any payment made to Trega pursuant to this Agreement in which case Evotec shall promptly pay to Trega the reasonable costs incurred by Trega's accountant in making the inspection concerned.

        12.     CONFIDENTIALITY

        12.1 In this Clause 12, "Confidential Information" shall, subject to Clause 12.3, mean:

                12.1.1 in respect of Evotec, any Evotec [CONFIDENTIAL TREATMENT REQUESTED] Technology or ADME Hardware licensed to Trega;

                12.1.2  in respect of Trega, the IDEA Software ;

                12.1.3 in respect of each party, its Background Technology and Solely Developed Technology and any and all know-how, data, results, show-how, plans, business information and other information, whether oral, in writing or in any other form, disclosed before, on or after the Commencement Date by that party to the other; and

                12.1.4 in respect of both parties the Jointly Developed Technology.

        12.2 In this Clause 12, "Disclosing Party" shall mean the party disclosing Confidential Information and "Receiving Party" shall mean the party to whom the Confidential Information is disclosed.

        12.3 Confidential Information shall not include any information which:-

                12.3.1 is or becomes public knowledge through no improper conduct on the part of the Receiving Party, its officers, employees, agents, representatives or those of its sub-licensees;

                12.3.2 is already lawfully possessed by the Receiving Party prior to first receiving it from the Disclosing Party;

                12.3.3 is obtained subsequently by the Receiving Party from a third party without any obligations of confidentiality and such third party is in lawful possession of such information and not in violation of any contractual or legal obligation to maintain the confidentiality of such information; and/or

CONFIDENTIAL TREATMENT REQUESTED

                12.3.4 is released from confidentiality in writing by the Disclosing Party.

        12.4 For the avoidance of doubt, information shall not be deemed to be within any of the exceptions set out in Clause 12.3 merely because it is embraced by general disclosure (1) in the public domain or (2) in the lawful possession of the Receiving Party, nor shall a combination of information be deemed to be within any of the exceptions set out in Clause 12.3 merely because individual items of information are (1) in the public domain or
                (2) in the lawful possession of the Receiving Party, unless the specific combination (if any) is (1) in the public domain or (2) in the lawful possession of the Receiving Party.

        12.5 The onus shall be on the Receiving Party to prove that any of the exceptions set out in Clause 12.3 apply to any information referred to in Clause 12.1.

        12.6 The Receiving Party shall not use, copy or disclose to any third party any Confidential Information received from the Disclosing Party (whether before, on or after the Commencement Date) except as set out in Clause 12.7.

        12.7    The Receiving Party may:

                12.7.1 use Confidential Information received from the Disclosing Party for the purpose of carrying out its obligations or exploiting its rights under this Agreement;

                12.7.2 disclose Confidential Information received from the Disclosing Party to its officers, employees and sub-contractors and those of its Affiliates (and in the case of Evotec with regard to the IDEA Software , those of its Internal Drug Development Partners) who need to know the same provided that the Receiving Party shall remain responsible for procuring that such officers, employees and sub-contractors do not further disclose the Confidential Information or use it for any purpose other than to assist the Receiving Party carry out its obligations under this Agreement;

                12.7.3 disclose Confidential Information comprising of Assays, [CONFIDENTIAL TREATMENT REQUESTED] Technology, ADME Hardware and the IDEA Software to Clients, potential Clients and Internal Drug Development Partners insofar as is necessary for the purposes of carrying out its obligations or exploiting its rights under this Agreement always provided that the Receiving Party ensures that such Clients, potential Clients and Internal Drug Development Partners have entered into an appropriate confidentiality agreement prior to such disclosure being made;

                12.7.4 disclose Confidential Information received from the Disclosing Party to the extent that it is specifically authorised to do so in writing by an authorised representative of the Disclosing Party; and/or

                12.7.5 disclose any part of the Confidential Information received from the Disclosing Party solely to the extent that it is legally required to do so pursuant to an order of a court of competent jurisdiction or governmental authority provided that the Receiving Party uses its best endeavours to limit such disclosure and to provide the Disclosing Party with an opportunity to make representations to the relevant court or governmental authority.

CONFIDENTIAL TREATMENT REQUESTED

        13.     UNDERTAKINGS, WARRANTIES AND LIABILITY

        13.1 Each party undertakes that it shall perform its obligations under any Project diligently and with reasonable skill and care.

        13.2 Trega warrants that the IDEA Software shall perform in accordance with the specifications that are then standard for the relevant version of the product. Trega shall remedy any defects or errors in the IDEA Software free of charge in accordance with the standard level of support services offered to any third party from time to time in respect the IDEA Software and in any case within a reasonable time, having regard to the severity of the error.

        13.3 Evotec shall provide its [CONFIDENTIAL TREATMENT REQUESTED] Technology and ADME Hardware to Trega with such warranties and subject to such limitations as are offered to other commercial clients.

        13.4    Each party warrants to the other that:

                13.4.1 it has the full authority, power and capacity to enter into this Agreement and all necessary actions have been taken to enable it lawfully to enter into this Agreement;

                13.4.2 it has not entered into any agreement or other arrangement with any third party that is inconsistent with the provisions of this Agreement;

                13.4.3 it is not at the Commencement Date aware of any third party Intellectual Property Rights that may be infringed by its own or the other party's use, in accordance with this Agreement, of its Background Technology existing at the Commencement Date; and

                13.4.4 it shall promptly notify the other if it receives a claim or assertion or otherwise becomes aware that its own or the other party's use of its own or the other party's Background Technology, Solely Developed Technology or Jointly Developed Technology, in each case in accordance with this Agreement infringes or otherwise violates the Intellectual Property Rights of any third party.

                13.5 Save as set out in Clauses 13.1, 13.2 and 13.4 neither party gives any undertakings or warranties, either express or implied, with respect to:

                13.5.1 its Background Technology, its Solely Developed Technology or any other materials provided by or produced by it pursuant to this Agreement and in particular their safety or efficacy or appropriateness for any Project, their satisfactory or merchantable quality or fitness for a particular purpose and their non-infringement of the Intellectual Property Rights of any third party;

                13.5.2 its performance of its obligations under any Project or this Agreement, including its ability to market Assays or secure funding for Projects.

        13.6 Subject to Clause 13.7, each party ("the Defaulting Party") shall indemnify and hold harmless the other ("the Non-defaulting Party") from and against any and all losses, damages and/or expenses (including legal expenses) incurred by the Non-defaulting Party arising out of or in connection with:

                13.6.1 any breach by the Defaulting Party of this Agreement or any negligent act or omission of the Defaulting Party in connection therewith;

                13.6.2 any claims, demands, actions or other proceedings made or instituted by a third party against the Non-defaulting Party or any Affiliates, directors, officers, employees or agents of the Non-defaulting Party insofar as the same relate to the use by or on behalf of the Defaulting Party or any of its Internal Drug Development Partners of Assays;

                13.6.3 any claims, demands, actions or other proceedings made or instituted by a third party against the Non-defaulting Party or any Affiliates, directors, officers, employees or agents of the Non-defaulting Party insofar as the same relate to the development, manufacture, storage, use, sale, administration or advertisement of a product which has been designed, manufactured or sold by the Defaulting Party or any of its Internal Drug Development Partners and which incorporates, derives from, is based upon or is a by-product of an Assay.

        13.7 In no circumstances shall the Defaulting Party have any liability to the Non-defaulting Party for any incidental, special or consequential losses of the Non-defaulting Party arising from the Defaulting Party's breach of this Agreement or the Defaulting Party's negligent act or omission.

        14.     FORCE MAJEURE

        14.1 In this Agreement, "Force Majeure" shall mean any cause preventing either party from performing any or all of its obligations which arises from or is attributable to acts, events, omissions or accident beyond the reasonable control of the party so prevented including without limitation strikes, lock-outs or other industrial disputes, act of God, war, riot, civil commotion, malicious damage, compliance with any law or governmental order, rule, regulation or direction, accident, breakdown of plant or machinery, fire, flood, or storm.

        14.2 Subject to Clause 14.3, neither party shall have any liability for any non-performance or delay in performance of its obligations under any Project or this Agreement which is caused by Force Majeure for so long as the event of Force Majeure continues.

        14.3 The exemption from liability at Clause 14.2 is subject to the party affected by Force Majeure promptly giving the other party full details of the relevant Force Majeure event and using all reasonable endeavours to mitigate the effects of the Force Majeure event.

        15.     COMMENCEMENT AND DURATION OF THIS AGREEMENT

        15.1 This Agreement shall commence on the Commencement Date and shall continue unless or until terminated pursuant to Clauses 2.7,
                15.2 or 15.3.

        15.2 Either party may terminate this Agreement at any time without cause by 90 days' written notice to the other.

        15.3 Either party may terminate this Agreement at any time by giving the other immediate notice of termination if the other:

        15.3.1 is in material breach of this Agreement and in the case of a breach capable of remedy, has not remedied such breach within 60 (sixty) days of being notified in writing of such breach;

        15.3.2 ceases to do business, becomes unable to pay its debts as they fall due, becomes or is deemed insolvent, has a receiver, manager, administrator, administrative receiver or similar officer appointed in respect of the whole or any part of its assets or business, makes any composition or arrangement with its creditors, takes or suffers any similar action in consequence of debt or an order or resolution is made for its dissolution or liquidation (other than for the purpose of solvent amalgamation or reconstruction), or any equivalent or similar action or proceeding is taken or suffered in any jurisdiction and the same is not dismissed or discharged within thirty (30) days thereafter.

16.     CONSEQUENCES OF TERMINATION OF THIS AGREEMENT

16.1    On termination of this Agreement howsoever caused:

        16.1.1 each party shall retain all rights granted to it in this Agreement to use and exploit the Jointly Developed Technology;

        16.1.2 the licences granted to Evotec under Clauses 4.3 and 4.4 shall remain in full force and effect;

        16.1.3 any lease or licence of [CONFIDENTIAL TREATMENT REQUESTED] Technology or ADME Hardware paid for by Trega pursuant to Clause 4 shall remain in force until the termination thereof in accordance with the terms of such lease or licence;

        16.1.4 nothing shall affect the accrued rights and liabilities of the parties; and

        16.1.5 in addition to the provisions listed at Clauses 16.1.1 to 16.1.4, Clauses 1, 12 and 17 shall remain in full force and effect.

16.2    On termination of this Agreement by either party pursuant to Clause
        15.2:

        16.2.1 any obligation of Evotec to pay royalties to Trega in accordance with Clauses 6.4 and 6.6 shall continue until its expiry pursuant to Clauses 6.5 and 6.8 respectively; and

        16.2.2 the license of the IDEA Software granted in Clause 5 shall continue until its expiry pursuant to Clause 5.2;

                in each case subject to the right of Evotec to terminate the license of the IDEA Software under Clause 5.7 and thus terminate the obligation to pay royalties.

16.3 On termination of this Agreement by Evotec pursuant to Clause 15.3 the license to Evotec of the IDEA Software shall continue until its expiry pursuant to Clause 5.2, PROVIDED, HOWEVER, that Evotec continue to pay royalties under Clauses 6.4 and 6.6 until the earlier expiration under Clause 5.2 or Clauses 6.5 and 6.8 respectively. On expiry of the license pursuant to Clause 5.2, Evotec can purchase a license to the IDEA software in the form and on commercial terms offered to the public at that time.

16.4 On termination of this Agreement by Trega pursuant to Clause 15.3 any obligation of Evotec to pay royalties under Clauses 6.4 and 6.6 shall continue until its expiry pursuant to Clause 6.5 and 6.8 respectively.

17.     MISCELLANEOUS

        INTERPRETATION

17.1    In this Agreement:

        17.1.1 "including" means including without limitation and "include" and "includes" shall be construed accordingly;
                and

        17.1.2 the headings are for convenience only and shall not affect the interpretation of this Agreement.

17.2 In the event of any inconsistency or conflict between the provisions of the main body of this Agreement (Clauses 1 to 17) and the provisions of the Schedules to this Agreement, the provisions of the main body of this Agreement shall override those of the Schedules to the extent of the inconsistency or conflict only.

        NOTICES

17.3 Any notice or other communication given under this Agreement shall be in writing in the English language and shall be:-

        17.3.1  delivered by hand; or

        17.3.2  sent by pre-paid airmail; or

        17.3.3 sent by fax (confirmed by pre-paid airmail or first class post as appropriate placed in the post on or on the Business Day after the date of transmission);

                in each case to the address or fax number set out below or to such other address or fax number as may from time to time be notified to the other party in writing.

        Notices to Trega:                  Notices to Evotec:

        F.A.O.  The Company Secretary      F.A.O.  The Company Secretary
        Trega Biosciences Incorporated     Evotec BioSystems AG
        9880 Campus Point Drive            Schnackenburgallee 114
        San Diego                          22525 Hamburg
        California 92121                   Germany

        Fax No. 001 858 410 6664           Fax No. 00 49 40 5608 1222


17.4 Any notice given under Clause 17.3 shall be deemed to have been received:-

        17.4.1 on the date of delivery if delivered by hand prior to 5:00 p.m. on a Business Day, otherwise on the next Business Day following the date of delivery;

        17.4.2 on the tenth Business Day from and including the day of posting in the case of pre-paid airmail; or

        17.4.3 on the next Business Day following the day of transmission in the case of facsimile (confirmed by pre-paid first class post/airmail as provided above).

        SEVERABILITY

17.5 If any provision of this Agreement is declared by any judicial or other competent authority to be void, voidable, illegal or otherwise unenforceable then the remaining provisions of this Agreement shall continue in full force and effect. The judicial or other competent authority making such determination shall have the power to limit, construe or reduce the duration, scope, activity and/or area of such provision, and/or delete specific words or phrases as necessary to render, such provision enforceable.

        WAIVER

17.6 Failure or delay by either party to exercise any right or remedy under this Agreement shall not be deemed to be a waiver of that right or remedy, or prevent it from exercising that or any other right or remedy on that occasion or on any other occasion.

        ENTIRE AGREEMENT AND AMENDMENTS

17.7 This Agreement constitutes the entire agreement and understanding of the parties relating to the subject matter of this Agreement and supersede all prior oral or written agreements, representations, understandings or arrangements between the parties relating to the subject matter of this Agreement.

17.8 The parties acknowledge that they are not relying on any agreement, understanding arrangement, warranty, representation or term which is not set out in this Agreement.

17.9 The parties irrevocably and unconditionally waive any rights and/or remedies they may have to the fullest extent permitted by law (including but not limited to the right to claim damages and/or to rescind this Agreement) in respect of any misrepresentation other than a misrepresentation which is contained in this Agreement.

17.10 Nothing in this Agreement shall operate to limit or exclude any liability, right or remedy to a greater extent than is permissible under Delaware law.

17.11 No change may be made to this Agreement except in writing in the English language signed by the duly authorised representatives of both parties.

        RELATIONSHIP OF THE PARTIES

17.12 Nothing in this Agreement shall create, evidence or imply any agency, partnership or joint venture between the parties.

17.13 Neither party shall not act or describe itself as the agent of the other nor shall it represent that it has any authority to make commitments on the other's behalf.

        ASSIGNMENT AND SUB-CONTRACTING

17.14 Either party may assign this Agreement (or any of its rights or obligations under this Agreement) to any Affiliate of that party and for the avoidance of doubt the statement anywhere in this Agreement that a license is non-transferrable shall not prevent the assignment of such license by the relevant licensee to any one of its Affiliates.

17.15 Save as provided in Clause 17.14 neither party may assign or otherwise transfer this Agreement (or any of its rights under this Agreement) without the prior written consent of the other party.

        ANNOUNCEMENTS

17.16 Any announcement of the signing of this Agreement and any other third party funding agreement entered into pursuant to it shall be in a form agreed by both parties, acting reasonably.

        FURTHER ASSURANCES

17.17 Each party shall, as and when requested by the other party, do all acts and execute all documents as may be reasonably necessary to give effect to the provisions of this Agreement including carrying out such acts and/or executing such instruments as Evotec may require in order to register this Agreement and/or the licences granted in Clause 3 with patent offices in any country.

        EXPERT DETERMINATION

17.18 Where under Clause 6.8 any matter is to be determined by an Expert the matter shall be referred to such person as may be appointed by agreement between the parties or, in default of agreement, as is nominated on the application of either party by the President for the time being of the Association of the British Pharmaceutical Industry ("the Expert").

17.19 The Expert shall act as an expert and not as an arbitrator and shall be entitled to appoint such technical expert or experts as he considers necessary to assist him in determining the matter referred to him. The decision of the Expert (which shall be given by him in writing stating his reasons therefor) shall in the absence of manifest error be final and binding on the parties.

17.20 Each party shall provide any Expert with such information as he may reasonably require for the purposes of his determination; if either party claims any such information to be confidential to it then, provided that in the opinion of the Expert that party has properly claimed the same as confidential, the Expert shall not disclose the same to the other party or to any third party.

17.21 The costs of any Expert (including the costs of any technical expert appointed by him) shall be borne in such proportions as the Expert may determine to be fair and reasonable in all the circumstances or, if no such determination is made by the Expert, by the parties in equal proportions.

        LAW AND JURISDICTION

17.22 The validity, construction and performance of this Agreement shall be governed by laws of the State of Delaware and, the parties accept the exclusive jurisdiction of the Delaware courts in respect thereof.

AGREED by the parties through their duly authorised signatories on the Commencement Date.

For and on behalf of                        For and on behalf of
EVOTEC BIOSYSTEMS AG                        TREGA BIOSCIENCES, INCORPORATED


Signed   /s/ Karsten Henco                Signed   /s/ Mark W. Schwartz
      -----------------------------             -----------------------------

Full Name    Dr. Karsten Henco            Full Name    Dr. Mark W. Schwartz
         --------------------------                --------------------------

Title              CEO                    Title   Chief Commercial Officer
     ------------------------------            -----------------------------

CONFIDENTIAL TREATMENT REQUESTED

                                   SCHEDULE 1

        BRIEF TECHNOLOGY DESCRIPTION: [CONFIDENTIAL TREATMENT REQUESTED]


PROJECT IDEA:

Use of [CONFIDENTIAL TREATMENT REQUESTED] as an [CONFIDENTIAL TREATMENT REQUESTED] for the [CONFIDENTIAL TREATMENT REQUESTED]. The [CONFIDENTIAL TREATMENT REQUESTED] is [CONFIDENTIAL TREATMENT REQUESTED] by [CONFIDENTIAL TREATMENT REQUESTED]. The [CONFIDENTIAL TREATMENT REQUESTED] allows the [CONFIDENTIAL TREATMENT REQUESTED]. A [CONFIDENTIAL TREATMENT REQUESTED] enables the [CONFIDENTIAL TREATMENT REQUESTED] of their [CONFIDENTIAL TREATMENT REQUESTED] with [CONFIDENTIAL TREATMENT REQUESTED]. The [CONFIDENTIAL TREATMENT REQUESTED] is [CONFIDENTIAL TREATMENT REQUESTED] with a [CONFIDENTIAL TREATMENT REQUESTED].

STATUS:

Presently, the [CONFIDENTIAL TREATMENT REQUESTED] is on [CONFIDENTIAL TREATMENT REQUESTED] of the [CONFIDENTIAL TREATMENT REQUESTED] of the [CONFIDENTIAL TREATMENT REQUESTED] and not on [CONFIDENTIAL TREATMENT REQUESTED]. The [CONFIDENTIAL TREATMENT REQUESTED] was [CONFIDENTIAL TREATMENT REQUESTED]. The [CONFIDENTIAL TREATMENT REQUESTED]. The [CONFIDENTIAL TREATMENT REQUESTED] of [CONFIDENTIAL TREATMENT REQUESTED] was [CONFIDENTIAL TREATMENT REQUESTED]. A [CONFIDENTIAL TREATMENT REQUESTED] of the [CONFIDENTIAL TREATMENT REQUESTED] is [CONFIDENTIAL TREATMENT REQUESTED].

PROPOSED PROJECT OBJECTIVES [CONFIDENTIAL TREATMENT REQUESTED]:

1.   [CONFIDENTIAL TREATMENT REQUESTED].

2.   [CONFIDENTIAL TREATMENT REQUESTED].

3.   [CONFIDENTIAL TREATMENT REQUESTED].

4.   [CONFIDENTIAL TREATMENT REQUESTED].

5.   [CONFIDENTIAL TREATMENT REQUESTED].

[Depending on [CONFIDENTIAL TREATMENT REQUESTED], an [CONFIDENTIAL TREATMENT REQUESTED] could [CONFIDENTIAL TREATMENT REQUESTED].]

CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 2

                DESCRIPTION OF [CONFIDENTIAL TREATMENT REQUESTED]

[CONFIDENTIAL TREATMENT REQUESTED].

CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 3

                  TREGA'S COMPETITORS AT THE COMMENCEMENT DATE

                       [CONFIDENTIAL TREATMENT REQUESTED]

CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 4

    EVOTEC AND TREGA'S STEERING COMMITTEE APPOINTEE AT THE COMMENCEMENT DATE

                Trega Members: [CONFIDENTIAL TREATMENT REQUESTED]

               EVOTEC Members: [CONFIDENTIAL TREATMENT REQUESTED]